Exhibit 99.1

Hammerhead Resources Inc. and Decarbonization Plus Acquisition Corporation IV Announce

C$1.39 billion Business Combination; Combined Company to be Listed on Nasdaq

•	Transaction to form a publicly traded upstream oil and gas company with a path toward achieving net zero emissions on a Scope 1 and Scope 2 basis by 2030

•	Combined company to advance its differentiated carbon capture and sequestration (“CCS”) program in an effort to create value for all stakeholders

•

Hammerhead’s CCS program is estimated to require approximately C$240 million[1] of capital between 2023 and 2029, and, by 2029, is expected to reduce Hammerhead’s Scope 1 and Scope 2 emissions by approximately 79% of 2021 levels, even after an anticipated doubling of production volumes

•

Combined company’s assets to include a large consolidated block of acreage in the prolific Montney trend in Western Canada, spanning over 110,000 net acres in Alberta, the assembly and development of which is the result of over C$1.19 billion of primary equity raised by Hammerhead since its founding in 2009

•	Hammerhead’s 2P PV10 value was approximately C$2.5 billion based on the reserve evaluator’s price deck at December 31, 2021[2] and C$4.1 billion based on strip pricing at September 9, 2022

•

With an identified drilling inventory of over 1,500 locations and an anticipated on-stream count averaging around 30 wells per year, Hammerhead boasts an attractive multi-decade inventory of potential high-return locations in a top-performing onshore basin

•

DCRD expects Hammerhead’s planned production and EBITDA growth to be in excess of 40% and 50%, respectively, from 2022 projected levels of 31,500-32,500 boe/d and C$375-425 million to an expected 46,000-48,000 boe/d and C$625-675 million in 2024[3]

•

The closing of the transaction is not subject to a minimum cash condition; the parties believe that Hammerhead’s existing balance sheet with expected leverage, prior to any proceeds from DCRD’s cash in trust, of 0.6x LTM EBITDA at year-end 2022, will provide the liquidity necessary to execute on Hammerhead’s business plan

•	The transaction values Hammerhead at approximately 2.2x DCRD’s projected 2024 EBITDA for Hammerhead

MENLO PARK, CA & CALGARY, ALBERTA – September 26, 2022 – Hammerhead Resources Inc., a Calgary-based energy company (“Hammerhead”), and Decarbonization Plus Acquisition Corporation IV (Nasdaq: DCRD, DCRDW, DCRDU), a special purpose acquisition company (“DCRD”), announced today that they have entered into a definitive agreement for a business combination that values Hammerhead at C$1.39 billion. Upon closing of the transaction, the combined company is expected to be listed on the Nasdaq Capital Market (“Nasdaq”) and trade under the ticker symbol “HHRS”. Closing of the transaction is expected to occur in Q1 2023. The combined company will continue to be managed by Hammerhead’s current executive team, led by CEO Scott Sobie.

[1]	Unless otherwise noted as Canadian dollars (C$), all figures presented herein are in US dollars ($).
[2]

Hammerhead’s 2021 year-end reserves evaluation was conducted by McDaniel & Associates Consultants Ltd. (“McDaniel”) with an effective date of December 31, 2021 (the “McDaniel Report”). The commodity price forecast, foreign exchange rate and inflation rate assumptions used in the McDaniel Report to calculate 2P PV10 value as of December 31, 2021 were determined using three independent reserve evaluator’s price forecasts: McDaniel, GLJ Petroleum Consultants Ltd. (“GLJ”) and Sproule Associates Ltd. (“Sproule”), each effective January 1, 2022. The forecast of commodity prices used in the McDaniel Report can be found at mcdan.com, gljpc.com and sproule.com.

[3]

All projected EBITDA figures throughout assume Hammerhead planning prices of flat $80 West Texas Intermediate (“WTI”) and $4.50 NYMEX for the year ending December 31, 2023 and all subsequent periods. Projected 2022 EBITDA includes the impact of an estimated C$89.5 million of mark-to-market realized hedge losses.

“We are extraordinarily proud of the company we have built since inception over a decade ago,” said Scott Sobie. “Not only does Hammerhead stand poised to harvest what we consider to be among the most attractive rates of return well locations in Western Canada, but Hammerhead’s current emissions profile is already advantaged through its investment of over C$400 million in modern, technically optimized facilities that are being utilized across its properties. We believe an energy transformation is underway where conventional energy and power sources will continue to play an important role in the world energy mix for some time to come. The current global profile of both energy security and resource intermittency are demonstrating the need for continued reliance on conventional sources. We believe the energy industry has an emissions challenge, and we aim to be a leader in redefining public expectations around how companies like ours can contribute to the advancement of global net zero goals.”

Hammerhead’s asset base on June 30, 2022 comprised approximately 111,000 net acres and 146 gross producing wells within the light oil window of the Alberta Montney. The Montney has ranked among the most attractive plays in North America with respect to well returns and capital efficiency. Hammerhead has an extensive undeveloped inventory of over 1,500 gross well locations targeting the Upper and Lower Montney within its core development areas of Gold Creek, South Karr, and North Karr. The development program planned for the next four years consists of locations that are expected to generate well-level economics of 100-230+% IRRs at a long-term planning price deck of $80 WTI and $4.50 NYMEX. With a planned development cadence through 2026 of an average of approximately 30 wells onstream per year, Hammerhead has a multi-decade inventory of high-quality locations. The Upper Montney represents a stacked lateral resource play where we believe that Hammerhead has delivered compelling results through pad drilling across multiple benches. Recently, Hammerhead observed strong performance in the Lower Montney bench via production tests, which Hammerhead believes is further validated through neighboring peer drilling activity.

Hammerhead expects its 2022 production to average 31,500-32,500 boe/d (approximately 42% liquids). At December 31, 2021, Hammerhead had proved developed producing and total proved plus probable (“2P”) reserves of approximately 51 mmboe and approximately 310 mmboe, respectively, with 276 booked 2P locations and a 2P PV10 value of approximately C$2.5 billion based on the reserve evaluator’s price deck at December 31, 2021.4 Hammerhead also enjoys the benefit of several years of marketing strategy development and execution for its natural gas production. In 2016, Hammerhead initiated a gas contracting strategy that by 2021 resulted in moving over 60% of gas sales from the AECO hub price index for Alberta natural gas to significantly more profitable firm egress contracts at Chicago, Dawn, Malin and Stanfield. Once Canadian liquified natural gas has materialized, Hammerhead believes that its resource base will be well positioned to serve global markets with low-carbon hydrocarbons as the global economy reduces its carbon footprint.

[4]

The commodity price forecast, foreign exchange rate and inflation rate assumptions used in the McDaniel Report to calculate 2P PV10 value as of December 31, 2021 were determined using three independent reserve evaluator’s price forecasts: McDaniel, GLJ and Sproule, each effective January 1, 2022. The forecast of commodity prices used in the McDaniel Report can be found at mcdan.com, gljpc.com and sproule.com.

Hammerhead intends to deliver substantial production and cash flow growth over the next several years. Hammerhead expects to achieve this growth profile while targeting free cash flow neutrality in 2023, driven by already realized drilling and completion cost optimizations, operating cost and downtime efficiencies, front-loaded infrastructure investment and minimal go-forward debt service requirements. The scaling benefits of its 2023 and 2024 growth wedge are expected to be realized in 2024, when DCRD anticipates Hammerhead’s production to be 46,000-48,000 boe/d, at which point the company will begin harvesting substantial free cash flow. The combination of Hammerhead’s expected production growth of approximately 50% between 2022 and 2024, low leverage, and a decarbonization investment program are together expected to result in a shareholder returns-focused energy company with a leading emissions reduction strategy anchored in measurement and reporting.

Hammerhead has already embarked on a decarbonization investment campaign across its asset base with its CCS program that is estimated to require $240 million of capital between 2023 and 2029. That program is expected to drive a reduction in Scope 1 and Scope 2 emissions of approximately 79% on an absolute basis and approximately 89% on a per boe basis by 2029, as compared to 2021 levels, with a further target to achieve net zero by 2030. In addition to that program, Hammerhead’s ongoing and future investments are expected to address flaring and venting interventions, as well as renewable power transitions for its infield electrification requirements. The spend profile for Hammerhead’s CCS program may be accelerated depending on cash generated from this transaction. Although Hammerhead is not underwriting any economic benefit or uplift from the CCS program nor planning for or presenting an accelerated investment program, Hammerhead’s management believes its carbon management activities may become a valuable asset as Alberta’s provincial carbon pricing framework continues to evolve.

Jim McDermott, DCRD’s Lead Independent Director, a member of the Special Committee of DCRD’s board of directors, and Founder and CEO of Rusheen Capital Management, a private equity firm that invests in growth-stage companies in the carbon capture and utilization, low-carbon energy and water sustainability sectors, said the following: “Having spent nearly two decades advancing a net zero investment strategy by addressing emissions as the centerpiece of sustainability, I am proud to have been at the formation and early-stage capital events in a number of highly consequential ventures in decarbonizing emitting categories. I believe the world must scale zero or low-carbon replacements to fossil fuels quickly, and I celebrate consequential policy decisions that seek to accelerate the rollout of technologies such as direct air capture, hydro, modular nuclear, solar and wind. However, I also believe global political stability and growth is unlikely to occur without fossil fuels in the next two decades, if not longer. Rather than rejecting emitting categories from the table of net zero pathways, we should engage them as partners in the energy transformation. I believe carbon capture and storage is an essential bridge to a world that runs with a dramatically reduced fossil fuels profile, and the opportunity and potential for Hammerhead to showcase the potential of these convening themes is incredibly exciting. In my view, Hammerhead’s course defines what will be required to be investible in oil and gas over the next decade.”

Canada’s Ministry of Environment and Climate Change has set objectives for all new oil and gas projects to be net zero by 2050. Canada has historically ranked amongst the top 5 largest producers of oil and natural gas in the world. In 2020, the oil and gas sector was the largest source of greenhouse gas emissions in Canada, accounting for 27% of the country’s emissions. The Government of Canada has signaled its intention to introduce a robust tax credit program to incentivize and reward the development and adoption of CCS. While Hammerhead has not underwritten any financial uplift in its planning cases around decarbonization or carbon management, it intends to be in a very strong position to take advantage of certain contemplated government policies.

Transaction Details

The transaction is anticipated to generate gross proceeds of approximately $320 million, assuming minimal redemptions. The funds will be used to accelerate Hammerhead’s CCS program. The pre-money enterprise value of the combined company is C$1,390 million at a price of $10 per share. In the event of high redemptions by DCRD’s public shareholders, and assuming Hammerhead’s planning price deck prevails, Hammerhead would still expect to execute on the CCS program, but at a slower pace.

The below table outlines an illustrative sources and uses and pro forma capitalization and ownership for the transaction based on certain assumptions noted below.

(US$ in millions, except per share values)

Sources		Uses

Equity Issued to Existing Hammerhead Shareholders	$882	Equity Issued to Existing Hammerhead Shareholders		$882
Rollover debt[1]	142	Rollover Debt		142
Cash in Trust	320	Cash To Hammerhead Balance Sheet		270
		Estimated Transaction Expenses		50

Total Sources	$1,344	Total Uses		$1,344

Pro Forma Capitalization[2]		Pro Forma Ownership	Shares	% Own

Total Common Shares Outstanding	128	Existing Hammerhead Shareholders	88	69.07%
Share Price	$10.00	DCRD Public Shareholders	32	24.74%

Implied Equity Value	$1,281	Founder Shares	8	6.19%
Pro Forma Net Debt	(127)

Implied Enterprise Value	$1,153	Total Common Shares Outstanding	128	100.00%

Note: Assumes no public DCRD investors redeem their shares

1. Hammerhead net debt as of July 31, 2022

2. Excludes DCRD’s 15,812,500 public warrants and 12,737,500 private placement warrants. The warrants are exercisable on the later of 30 days after the completion of the Transaction and 12 months from the closing of DCRD’s initial public offering, and will expire five years after the completion of the Transaction or earlier upon redemption or liquidation. The exercise price of each warrant is $11.50 per share.

Governance

Hammerhead is currently majority-owned and controlled by affiliates of Riverstone Holdings LLC (“Riverstone”). The board of directors of DCRD created a Special Committee comprised solely of directors not affiliated with Riverstone to review and approve the transaction and to make a recommendation to the board of directors of DCRD. The DCRD Special Committee engaged Kroll, LLC, operating through its Duff & Phelps Options Practice, to provide a fairness opinion to the DCRD Special Committee and Maples Group as its independent legal counsel for the transaction. The board of directors of Hammerhead also created a Special Committee comprised solely of directors not affiliated with Riverstone to review and oversee the transaction and make a recommendation to the Hammerhead board of directors. The Hammerhead Special Committee received a fairness opinion from Peters & Co. Limited that stated that the transaction is fair, from a financial point of view, to the Hammerhead common shareholders, other than Riverstone.

The transaction was unanimously recommended and approved by the Special Committees and boards of directors of both Hammerhead and DCRD. It remains subject to the approval of DCRD’s and Hammerhead’s shareholders and the satisfaction or waiver of other customary conditions.

Upon closing, the combined company is expected to feature a seven-person board of directors. Jim McDermott is expected to serve on the combined company’s board, along with the six other individuals that will be designated by Hammerhead prior to closing.

Advisors

CIBC Capital Markets and Peters & Co. Limited are acting as financial and capital markets advisors to Hammerhead. National Bank Financial Inc. and ATB Financial are acting as strategic advisors to Hammerhead. Burnet Duckworth & Palmer LLP (CA) and Paul, Weiss, Rifkind, Wharton & Garrison LLP (U.S.) are acting as counsel to Hammerhead. Blake, Cassels & Graydon LLP acted as counsel to the Special Committee of the Hammerhead board of directors. Vinson & Elkins L.L.P. (U.S.), Walkers (Cayman Islands) and Bennett Jones LLP (CA) are acting as counsel to DCRD, and Maples Group is acting as counsel to the Special Committee of DCRD’s board of directors.

About Decarbonization Plus Acquisition Corporation IV

Decarbonization Plus Acquisition Corporation IV is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with a target whose principal effort is developing and advancing a platform that decarbonizes the most carbon-intensive sectors. DCRD is sponsored by an affiliate of Riverstone Holdings LLC.

About Hammerhead Resources

Hammerhead Resources is a Calgary, Canada-based energy company, with assets and operations in Alberta targeting the Montney formation. The Company was formed in 2009 and has over 85 employees as of September 1, 2022.

Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about Hammerhead’s or DCRD’s ability to effectuate the proposed business combination discussed in this press release; the benefits of the proposed business combination; the future financial performance of Hammerhead Energy Inc., which will be the go-forward public company following the completion of the business combination (“NewCo”), following the transactions; changes in Hammerhead’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing NewCo’s, Hammerhead’s or DCRD’s views as of any subsequent date, and none of NewCo, Hammerhead or DCRD undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Neither NewCo nor DCRD gives any assurance that either NewCo or DCRD will achieve its expectations. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties,

NewCo’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (i) the timing to complete the proposed business combination by DCRD’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by DCRD; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements relating to the proposed business combination; (iii) the outcome of any legal, regulatory or governmental proceedings that may be instituted against NewCo, DCRD, Hammerhead or any investigation or inquiry following announcement of the proposed business combination, including in connection with the proposed business combination; (iv) the inability to complete the proposed business combination due to the failure to obtain approval of DCRD’s shareholders; (v) Hammerhead’s and NewCo’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the proposed business combination; (vi) the ability of the parties to obtain the listing of NewCo’s common shares and warrants on Nasdaq upon the closing of the proposed business combination; (vii) the risk that the proposed business combination disrupts current plans and operations of Hammerhead; (viii) the ability to recognize the anticipated benefits of the proposed business combination; (ix) unexpected costs related to the proposed business combination; (x) the amount of redemptions by DCRD’s public shareholders being greater than expected; (xi) the management and board composition of NewCo following completion of the proposed business combination; (xii) limited liquidity and trading of NewCo’s securities; (xiii) geopolitical risk and changes in applicable laws or regulations; (xiv) the possibility that Hammerhead or DCRD may be adversely affected by other economic, business, and/or competitive factors; (xv) operational risks; (xvi) the possibility that the COVID-19 pandemic or another major disease disrupts Hammerhead’s business; (xvii) litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Hammerhead’s resources;(xix) the risks that the consummation of the proposed business combination is substantially delayed or does not occur; and (xx) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the proposed business combination, including those under “Risk Factors” therein, and in DCRD’s other filings with the Securities and Exchange Commission (“SEC”).

No Offer or Solicitation

This communication relates to a proposed business combination between Hammerhead and DCRD. This document does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any offer, sale or exchange of securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act or an exemption therefrom.

Important Information for Investors and Shareholders and Where to Find It

In connection with the proposed business combination, DCRD and NewCo intend to file a registration statement on Form F-4 (as may be amended from time to time, the “Registration Statement”) that includes a preliminary proxy statement of DCRD and a preliminary prospectus of NewCo, and after the Registration Statement is declared effective, DCRD will mail the definitive proxy statement/prospectus relating to the proposed business combination to DCRD’s shareholders as of a record date to be established for voting on the proposed business combination. The Registration Statement, including the proxy statement/prospectus contained therein, will contain important information about the proposed business combination and the other matters to be voted upon at a meeting of DCRD’s shareholders to be held to approve the proposed business combination (and related matters). This communication does not contain all the information that should be considered concerning the proposed business combination and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. DCRD and NewCo may also file other documents with the SEC regarding the proposed business combination. DCRD’s shareholders and other interested persons are advised to read, when available, the Registration Statement, including the preliminary proxy statement/prospectus contained therein, and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed business combination, as these materials will contain important information about DCRD, Hammerhead, NewCo and the proposed business combination.

DCRD shareholders and other interested persons will be able to obtain copies of the Registration Statement, including the preliminary proxy statement/prospectus contained therein, the definitive proxy statement/prospectus and other documents filed or that will be filed with the SEC, free of charge, by DCRD and NewCo through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

DCRD, Hammerhead, NewCo and their respective directors, officers and related persons may be deemed participants in the solicitation of proxies of DCRD shareholders in connection with the proposed business combination. More detailed information regarding the directors and officers of DCRD, and a description of their interests in DCRD, is contained in DCRD’s filings with the SEC, including DCRD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 29, 2022, and is available free of charge at the SEC’s web site at www.sec.gov. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of DCRD shareholders in connection with the proposed business combination and other matters to be voted upon at the DCRD shareholder meeting will be set forth in the Registration Statement for the proposed business combination when available.

Financial Information

The financial information and data contained in this press release is unaudited and does not conform to Regulation S-X promulgated under the Securities Act. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, the Registration Statement to be filed with the SEC by NewCo. While Hammerhead’s financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”), the financial information and data contained in this press release have not been prepared in accordance with IFRS. DCRD, NewCo and Hammerhead believe these non-IFRS measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Hammerhead’s financial condition and results of operations. DCRD, NewCo and Hammerhead believe that the use of these non-IFRS financial measures provides an additional tool for investors to use in evaluating projected operating results and trends relating to Hammerhead’s financial condition and results of operations. These non-IFRS measures may not be indicative of Hammerhead’s historical operating results, nor are such measures meant to be predictive of future results. These measures may not be comparable to measures under the same or similar names used by other similar companies. Management does not consider these non-IFRS measures in isolation or as an alternative to financial measures determined in accordance with IFRS. This press release also includes certain projections of non-IFRS financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Hammerhead is unable to quantify certain amounts that would be required to be included in the most directly comparable IFRS financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable IFRS measures is included and no reconciliation of the forward-looking non-IFRS financial measures is included. See “Use of Projections” paragraph below.

Use of Projections

This press release contains projected financial information with respect to Hammerhead and NewCo. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See “Forward-Looking Statements” paragraph above. Actual results may differ materially from the results contemplated by the forecasted financial information contained in this press release, and the inclusion of such information in this press release should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.